UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

California	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

(626) 302-2222

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Kevin M. Payne will retire from his position as President and Chief Executive Officer of Edison International’s subsidiary Southern California Edison Company (“SCE”) effective December 1, 2021. SCE’s Board of Directors today announced that it has elected Steven D. Powell, currently SCE’s Executive Vice President of Operations, to replace Mr. Payne as SCE’s President and Chief Executive Officer effective as of December 1, 2021.

Item  7.01Regulation FD Disclosure

On October 28, 2021, EIX issued the press release furnished as Exhibit 99 to this report announcing Mr. Payne’s retirement, the election of Mr. Powell, and the election of an Executive Vice President and a Senior Vice President of SCE.

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99	SCE Press Release dated October 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: October 28, 2021